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                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1996 Employee Stock Purchase Plan of EPIX Medical, Inc. of our report dated February 9, 2001, with respect to the financial statements of EPIX Medical, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                        /s/  Ernst & Young LLP


Boston, Massachusetts
May 31, 2001